EXHIBIT 10.2

CONDITIONAL ASSIGNMENT OF TELEPHONE NUMBERS AND LISTINGS
TO EVOS USA, INC. DATED DECEMBER 14, 2005

CONDITIONAL ASSIGNMENT OF TELEPHONE NUMBERS AND LISTINGS

THIS CONDITIONAL ASSIGNMENT OF TELEPHONE NUMBERS AND LISTINGS (this “Assignment”) is effective as of December 14, 2005, between EVOS USA, INC., a Florida corporation with its principal place of business at 609 South Howard Avenue, Tampa, Florida 33606 (“we,” “us” or “our”) and HEALTHY FAST FOOD, INC., whose current place of business is 1075 American Pacific – Suite C, Henderson, NV  89074 (“you” or “your”).  You and we are sometimes referred to collectively as the “parties” or individually as a “party”.

BACKGROUND INFORMATION

We have simultaneously entered into the certain Franchise Agreement (the “Franchise Agreement”) dated as of December 14, 2005 with you, pursuant to which you plan to own and operate an EVOS® Restaurant (the “Restaurant”).  The EVOS® Restaurant uses certain proprietary knowledge, procedures, formats, systems, forms, printed materials, applications, methods, specifications, standards and techniques authorized or developed by us (collectively the “System”).  We identify EVOS® Restaurants and various components of the System by certain trademarks, trade names, service marks, trade dress and other commercial symbols (collectively the “Marks”).  In order to protect our interest in the System and the Marks, we will have the right to control the telephone numbers and listings of the Restaurant if the Franchise Agreement is terminated.

OPERATIVE TERMS:

You and we agree as follows:

1.           Background Information:  The background information is true and correct.  This Assignment will be interpreted by reference to the background information. Terms not otherwise defined in this Assignment will have the meanings as defined in the Franchise Agreement.

2.           Conditional Assignment.  You assign to us, all of your right, title and interest in and to those certain telephone numbers and regular, classified or other telephone directory listings (collectively, the “Numbers and Listings”) associated with the Marks and used from time to time in connection with the operation of the Restaurant.  This Assignment is for collateral purposes only.  We will have no liability or obligation of any kind whatsoever arising from or in connection with this Assignment, unless we notify the telephone company and/or the listing agencies with which you have placed telephone directory listings (collectively, the “Telephone Company”) to effectuate the assignment of the Numbers and Listings to us.  Upon termination or expiration of the Franchise Agreement we will have the right and authority to ownership of the Numbers and Listings.  In such event, you will have no further right, title or interest in the Numbers and Listings and will remain liable to the Telephone Company for all past due fees owing to the Telephone Company on or before the date on which the assignment is effective.  As between us and you, upon termination or expiration of the Franchise Agreement, we will have the sole right to and interest in the Numbers and Listings.

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3.           Power of Attorney:  You irrevocably appoint us as your true and lawful attorney-in-fact to:  (a) direct the Telephone Company to effectuate the assignment of the Numbers and Listings to us: and (b) sign on your behalf such documents and take such actions as may be necessary to effectuate the assignment.  Notwithstanding anything else in the Assignment, however, you will immediately notify and instruct the Telephone Company to effectuate the assignment described in this Assignment to us when, and only when:  (i) the Franchise Agreement is terminated or expires; and (ii) we instruct you to so notify the Telephone Company.  If you fail to promptly direct the Telephone Company to effectuate the assignment of the Numbers and Listings to us, we will direct the Telephone Company to do so.  The Telephone Company may accept our written direction, the Franchise Agreement or this Assignment as conclusive proof of our exclusive rights in and to the Numbers and Listings upon such termination or expiration.  The assignment will become immediately and automatically effective upon Telephone Company’s receipt of such notice from you or us.  If the Telephone Company requires that you and/or we sign the Telephone Company’s assignment forms or other documentation at the time of termination or expiration of the Franchise Agreement, our signature On such forms or documentation on your behalf will effectuate your consent and agreement to the assignment.  At any time, you and we will perform such acts and sign and deliver such documents as may be necessary to assist in or accomplish the assignment described herein upon termination or expiration of the Franchise Agreement.  The power of attorney conferred upon us pursuant to the provisions set forth in this Assignment is a power coupled with an interest and cannot be revoked, modified or altered without our consent.

4.           Indemnification:  You will indemnify and hold us and our affiliates, stockholders, directors, officers and representatives (collectively, the “Indemnified Parties”) harmless from and against any and all losses, liabilities, claims, proceedings, demands, damages, judgments, injuries, attorneys’ fees, costs and expenses that any of the Indemnified Parties incur as a result of any claim brought against any of the Indemnified Parties or any action which any of the Indemnified Parties are named as a party or which any of the Indemnified Parties may suffer, sustain or incur by reason of, or arising out of, your breach of any of the terms of any agreement or contract or the nonpayment of any debt you have with the Telephone Company.

5.           Binding Effect:  This Assignment is binding upon and inures to the benefit of the parties and their respective successors-in-interest, heirs, and successors and assigns.

6.           Assignment to Control:  This Assignment will govern and control over any conflicting provision in any agreement or contract which you may have with the Telephone Company.

7.           Attorney’s Fees, Etc.:  In any action or dispute, at law or in equity, that may arise under or otherwise relate to this Assignment or the enforcement thereof, the prevailing party will be entitled to reimbursement of its attorneys’ fees, costs and expenses from the non-prevailing party.  The term “attorneys’ fees” means any and all charges levied by an attorney for his or her services including time charges and other reasonable fees including paralegal fees and legal assistant fees and includes fees earned in settlement, at trial, appeal or in bankruptcy proceedings and/or in arbitration proceedings.

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Assignment or any such section or subsection will not be affected, and will remain in full force and effect in accordance with its terms.

9.           Governing Law and Forum:  This Assignment is governed by Florida law.  The parties will not institute any action against any of the other parties to this Assignment except in the state or federal courts of general jurisdiction in Hillsborough County, Florida, and they irrevocably submit to the jurisdiction of such courts and waive any objection they may have to either the jurisdiction or venue of such court.

ASSIGNOR:	ASSIGNEE:

HEALTHY FAST FOOD, INC.	EVOS USA, INC.

By: /s/ Gregory R. Janson	By: /s/
Name: Gregory R. Janson	Name:
Title: President	Title:
Date: 12/14/05	Date:

THIS CONDITIONAL ASSIGNMENT OF TELEPHONE NUMBERS AND LISTINGS IS accepted and agreed by:

(TELEPHONE COMPANY

By:
Name:
Its:
Date: